Exhibit 99.1

News Release
nVent Announces Third Quarter 2020 Financial Results
Sales and margin improved sequentially across all three segments

•Reported sales of $509 million were down 9%; Organic sales down 14%
•Reported EPS of $(0.82), which includes a $212 million non-cash goodwill impairment charge; Adjusted EPS of $0.45
•Year-to-date Cash Flows from Operations of $204 million; $180 million of Free Cash Flow, up vs 2019
•Continued investments in new products and digital; 33 new product launches year-to-date
•Company issues guidance for the remainder of the year

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – October 30, 2020 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the third quarter of 2020 and provided guidance for the fourth quarter and full-year 2020.
“I am pleased with our third quarter results and our strong execution. Across all our segments, we had sequential improvement in sales and margins,” said Beth Wozniak, nVent’s chief executive officer. “We continue to invest in our growth priorities with 33 new products launched this year and our digital transformation is accelerating. We have delivered strong cash flow well ahead of the prior year. I am confident that we can emerge stronger from these challenging times and are building a high performance electrical company at nVent."

Third quarter sales of $509 million were down 9 percent relative to the third quarter 2019 and declined 14 percent organically, which excludes the impact from currency fluctuations and acquisitions. Eldon and WBT contributed approximately $20 million in sales during the third quarter. Third quarter 2020 earnings (loss) per diluted share (“EPS”) were $(0.82), down 334 percent, while on an adjusted basis, the company had EPS of $0.45, down 8 percent. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Third quarter results included a $212 million non-cash goodwill impairment charge within the Thermal Management segment due to the prolonged deterioration in macroeconomic and industry conditions, and continued decline in financial performance. As a result, third quarter 2020 operating loss was $142 million compared to operating income of $86 million in the third quarter of 2019. On an adjusted basis, segment income was $101 million versus $115 million in the third quarter of 2019, largely due to the impact of volume declines.

nVent had net cash provided by operating activities of $113 million in the third quarter and free cash flow was $105 million, converting approximately 140 percent of adjusted net income. As of September 30, 2020, nVent continued to have a strong liquidity position with $160 million in cash on hand, $465 million undrawn on its revolving credit facility and a net debt to adjusted EBITDA leverage of 2.3x.

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THIRD QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	September 30, 2020	September 30, 2019	% / point change
Net Sales	$509	$560	-9%
Organic			-14%
Operating Income (loss)	$(142)	$86	-264%
Reported ROS	(27.8)%	15.4%
Segment Income	$101	$115	-12%
Adjusted ROS	19.8%	20.5%	-70 bps

Enclosures
	Three months ended
	September 30, 2020	September 30, 2019	% / point change
Net Sales	$245	$263	-7%
Organic			-14%
ROS	18.0%	18.1%	-10 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	September 30, 2020	September 30, 2019	% / point change
Net Sales	$148	$150	-1%
Organic			-5%
ROS	27.6%	27.6%	0 bps

Thermal Management
	Three months ended
	September 30, 2020	September 30, 2019	% / point change
Net Sales	$117	$148	-21%
Organic			-22%
ROS	21.8%	26.1%	-430 bps

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GUIDANCE FOR FULL-YEAR AND FOURTH QUARTER 2020
The company estimates reported sales growth for the full-year 2020 of down 10 percent to down 9 percent, which represents a 14 percent to 13 percent organic decline versus the prior year. The company expects full-year 2020 EPS of $(0.25) to $(0.20) on a GAAP basis and adjusted EPS of $1.46 to $1.51.

The company estimates reported sales for the fourth quarter of 2020 to be down 12 percent to down 8 percent, which represents down 14 percent to down 10 percent on an organic basis. The company estimates fourth quarter 2020 EPS on a GAAP basis of $0.30 to $0.35 and adjusted EPS of $0.38 to $0.43.

DIVIDENDS
nVent previously announced on September 28, 2020 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable on November 6, 2020.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:45 a.m. EDT today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 4748449 approximately ten minutes before the 9:45 a.m. EDT start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on December 11, 2020 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.203.2880
Jill.Saletta@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Loss) (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$509.3	$559.8	$1,477.4	$1,637.3
Cost of goods sold	312.5	335.7	925.0	991.1
Gross profit	196.8	224.1	552.4	646.2
% of net sales	38.6%	40.0%	37.4%	39.5%
Selling, general and administrative	107.4	126.2	334.8	359.4
% of net sales	21.1%	22.5%	22.7%	22.0%
Research and development	10.5	11.8	33.1	36.2
% of net sales	2.1%	2.1%	2.2%	2.2%
Impairment of goodwill and trade names	220.5	—	220.5	—
Operating income (loss)	(141.6)	86.1	(36.0)	250.6
% of net sales	(27.8%)	15.4%	(2.4%)	15.3%
Net interest expense	8.5	11.6	27.8	34.0
Other expense	0.7	0.9	2.2	2.8
Income (loss) before income taxes	(150.8)	73.6	(66.0)	213.8
Provision (benefit) for income taxes	(12.1)	13.7	28.3	36.6
Effective tax rate	8.0%	18.6%	(42.9%)	17.1%
Net income (loss)	$(138.7)	$59.9	$(94.3)	$177.2
Earnings (loss) per ordinary share
Basic	$(0.82)	$0.35	$(0.56)	$1.03
Diluted	$(0.82)	$0.35	$(0.56)	$1.02
Weighted average ordinary shares outstanding
Basic	170.0	169.1	169.9	172.3
Diluted	170.0	170.3	169.9	173.8
Cash dividends paid per ordinary share	$0.175	$0.175	$0.525	$0.525

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2020	December 31, 2019
In millions
Assets
Current assets
Cash and cash equivalents	$159.8	$106.4
Accounts and notes receivable, net	327.4	334.3
Inventories	238.9	244.7
Other current assets	89.9	113.3
Total current assets	816.0	798.7
Property, plant and equipment, net	278.1	284.5
Other assets
Goodwill	2,090.7	2,279.1
Intangibles, net	1,117.6	1,160.5
Other non-current assets	108.2	117.5
Total other assets	3,316.5	3,557.1
Total assets	$4,410.6	$4,640.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$20.0	$17.5
Accounts payable	139.1	187.1
Employee compensation and benefits	68.8	71.9
Other current liabilities	182.0	185.7
Total current liabilities	409.9	462.2
Other liabilities
Long-term debt	1,032.8	1,047.1
Pension and other post-retirement compensation and benefits	220.0	207.2
Deferred tax liabilities	234.7	237.8
Other non-current liabilities	99.8	93.5
Total liabilities	1,997.2	2,047.8
Equity	2,413.4	2,592.5
Total liabilities and equity	$4,410.6	$4,640.3

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2020	September 30, 2019
Operating activities
Net income (loss)	$(94.3)	$177.2
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation	28.8	26.1
Amortization	48.1	45.6
Deferred income taxes	6.2	(1.9)
Share-based compensation	10.0	12.4
Impairment of goodwill and trade names	220.5	—
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	7.8	(17.2)
Inventories	9.3	(18.4)
Other current assets	22.2	—
Accounts payable	(46.1)	(53.6)
Employee compensation and benefits	(3.5)	(7.7)
Other current liabilities	(3.4)	(1.9)
Other non-current assets and liabilities	(1.9)	(3.1)
Net cash provided by (used for) operating activities	203.7	157.5
Investing activities
Capital expenditures	(25.4)	(29.0)
Proceeds from sale of property and equipment	1.5	6.1
Acquisitions, net of cash acquired	(27.0)	(127.8)
Net cash provided by (used for) investing activities	(50.9)	(150.7)
Financing activities
Net receipts of revolving long-term debt	—	216.5
Repayments of long-term debt	(12.5)	(9.7)
Dividends paid	(89.2)	(91.1)
Shares issued to employees, net of shares withheld	4.7	5.3
Repurchases of ordinary shares	(3.2)	(235.7)
Net cash provided by (used for) financing activities	(100.2)	(114.7)
Effect of exchange rate changes on cash and cash equivalents	0.8	(1.6)
Change in cash and cash equivalents	53.4	(109.5)
Cash and cash equivalents, beginning of period	106.4	159.0
Cash and cash equivalents, end of period	$159.8	$49.5

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$258.5	$219.3	$244.7	$722.5
Electrical & Fastening Solutions	141.9	132.1	147.7	421.7
Thermal Management	120.5	95.8	116.9	333.2
Total	$520.9	$447.2	$509.3	$1,477.4
Segment income (loss)
Enclosures	$40.9	$28.2	$44.0	$113.1
Electrical & Fastening Solutions	33.5	34.7	40.7	108.9
Thermal Management	20.3	14.4	25.5	60.2
Other	(13.2)	(9.0)	(9.3)	(31.5)
Total	$81.5	$68.3	$100.9	$250.7
Return on sales
Enclosures	15.8%	12.9%	18.0%	15.7%
Electrical & Fastening Solutions	23.6%	26.3%	27.6%	25.8%
Thermal Management	16.8%	15.0%	21.8%	18.1%
Total	15.6%	15.3%	19.8%	17.0%

	2019
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$255.5	$260.0	$262.6	$778.1
Electrical & Fastening Solutions	137.4	150.7	149.6	437.7
Thermal Management	145.1	128.8	147.6	421.5
Total	$538.0	$539.5	$559.8	$1,637.3
Segment income (loss)
Enclosures	$45.6	$48.2	$47.6	$141.4
Electrical & Fastening Solutions	31.2	41.6	41.3	114.1
Thermal Management	34.3	25.3	38.5	98.1
Other	(14.9)	(10.3)	(12.8)	(38.0)
Total	$96.2	$104.8	$114.6	$315.6
Return on sales
Enclosures	17.8%	18.5%	18.1%	18.2%
Electrical & Fastening Solutions	22.7%	27.6%	27.6%	26.1%
Thermal Management	23.6%	19.6%	26.1%	23.3%
Total	17.9%	19.4%	20.5%	19.3%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$520.9	$447.2	$509.3
Net income (loss)	18.6	25.8	(138.7)
Provision (benefit) for income taxes	31.0	9.4	(12.1)
Income (loss) before income taxes	49.6	35.2	(150.8)
Other expense	0.8	0.7	0.7
Net interest expense	9.9	9.4	8.5
Operating income (loss)	60.3	45.3	(141.6)
% of net sales	11.6%	10.1%	(27.8%)
Adjustments:
Restructuring and other	4.3	6.2	5.4
Acquisition transaction and integration costs	0.9	0.8	0.5
Intangible amortization	16.0	16.0	16.1
Impairment of goodwill	—	—	212.3
Impairment of trade names	—	—	8.2
Segment income	$81.5	$68.3	$100.9
Return on sales	15.6%	15.3%	19.8%

Segment income	$81.5	$68.3	$100.9
Depreciation	9.6	9.4	9.8
Earnings before income tax, depreciation, and amortization - as adjusted	$91.1	$77.7	$110.7

Net income (loss) - as reported	$18.6	$25.8	$(138.7)	$57	$(38)
Adjustments to operating income (loss)	21.2	23.0	242.5	16	303
Income tax adjustments	18.3	0.2	(27.7)	(3)	(12)
Net income - as adjusted	$58.1	$49.0	$76.1	$70	$253
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.11	$0.15	$(0.82)	$0.30 - $0.35	$(0.25) - $(0.20)
Adjustments	0.23	0.14	1.27	0.08	1.71
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29	$0.45	$0.38 - $0.43	$1.46 - $1.51
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2019 excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.0	$539.5	$559.8	$566.7	$2,204.0
Operating income	77.5	87.0	86.1	82.5	333.1
% of net sales	14.4%	16.1%	15.4%	14.6%	15.1%
Adjustments:
Restructuring and other	3.6	2.7	11.2	6.7	24.2
Acquisition transaction and integration costs	—	—	1.9	0.5	2.4
Intangible amortization	15.1	15.1	15.4	15.8	61.4
Inventory step-up amortization	—	—	—	3.2	3.2
Segment income	$96.2	$104.8	$114.6	$108.7	$424.3
Return on sales	17.9%	19.4%	20.5%	19.2%	19.3%

Net income - as reported	$56.4	$60.9	$59.9	$45.5	$222.7
Adjustments to operating income	18.7	17.8	28.5	26.2	91.2
Pension and other post-retirement mark-to-market loss	—	—	—	27.3	27.3
Income tax adjustments	(5.6)	(3.3)	(4.6)	(19.3)	(32.8)
Net income - as adjusted	$69.5	$75.4	$83.8	$79.7	$308.4
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.32	$0.35	$0.35	$0.27	$1.29
Adjustments	0.07	0.09	0.14	0.20	0.49
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.49	$0.47	$1.78

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended September 30, 2020 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	(13.5)%	0.9%	3.6%	(9.0)%
Enclosures	(14.0)%	1.1%	6.1%	(6.8)%
Electrical & Fastening Solutions	(4.8)%	0.6%	2.9%	(1.3)%
Thermal Management	(21.6)%	0.8%	—%	(20.8)%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter and year ended December 31, 2020 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq. / Div.	Total
nVent	(14) - (10)%	1%	1%	(12) - (8)%	(14) - (13)%	—%	4%	(10) - (9)%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net cash provided by (used for) operating activities	$113.2	$99.7	$203.7	$157.5
Capital expenditures	(8.2)	(11.4)	(25.4)	(29.0)
Proceeds from sale of property and equipment	0.1	—	1.5	6.1
Free cash flow	$105.1	$88.3	$179.8	$134.6